AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 20, 1999


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): January 20, 1999


                        UNITED DOMINION REALTY TRUST, INC
             (Exact name of registrant as specified in its charter)




           Virginia                       1-10524                54-0857512
(State or other jurisdiction of    (Commission File Number)   (I.R.S. Employer
 incorporation of organization)                              Identification No.)




                   10 South Sixth Street, Virginia 23219-3802
                -------------------------------------------------
               (Address of principal executive offices - zip code)




                                 (804) 780-2691
               --------------------------------------------------
               Registrant's telephone number, including area code

Item 5.   Other  Event


Effective at the close of business on December 7, 1998, American Apartment Communities II, Inc. (AAC), merged with and into United Dominion Realty Trust, Inc. (United Dominion), pursuant to an Agreement and Plan of Merger (Merger Agreement) between United Dominion and AAC. Pursuant to the Merger Agreement, each share of AAC common and preferred stock is entitled to receive 7.812742 shares of United Dominion Series D Convertible Preferred Stock (Preferred Stock) and $46.1824 in cash. In exchange for the Preferred Stock and cash, United Dominion will acquire AAC's 79.1% interest in AAC II, LP. In addition, United Dominion entered into a Partnership Interest Purchase and Exchange Agreement (Partnership Exchange Agreement) between United Dominion, United Dominion Realty, L.P. (United Dominion's Operating Partnership) and American Apartment Communities Operating Partnership, L.P., AAC Management LLC and Schnitzer Investment Corporation (the Limited Partners). The Limited Partners own a combined 20.9% interest in AAC II, LP. In exchange for the Limited Partners 20.9% interest in AAC II, LP, United Dominion will issue 5,614,035 Operating Partnership Units (OP Units) and cash. The transaction has been structured as a tax-free merger (Merger) and exchange of OP Units and will be treated as a purchase for accounting purposes. AAC owns 54 communities with 14,141 apartment homes located in the West, Northwest, Midwest and Florida.


In addition to the Merger, the Pro Forma Information presented in this Form 8-K assumes the following acquisition occurred on January 1, 1997: (i) 39 apartment communities with 7,550 apartment homes owned by ASR Investment Corporation that were merged with and into a wholly-owned subsidiary of the United Dominion, in a statutory merger on March 27, 1998 (ii) the 1998 acquisitions of 13 communities containing 4,318 apartment homes for an aggregate purchase price of approximately $144.0 million, including closing costs and (iii) the 1997 acquisition of 17 communities with 5,394 apartment homes for an aggregate purchase price of approximately $218.5 million, including closing costs.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

(b)   Pro Forma Financial Information                          4   through   15

                       UNITED DOMINION REALTY TRUST, INC.
             UNAUDITED CONSOLIDATED PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1998

BASIS OF PRESENTATION

The accompanying Unaudited Consolidated Pro Forma Combined Balance Sheet gives effect to the Merger as if it had occurred on September 30, 1998. The Unaudited Consolidated Pro Forma Combined Balance Sheet gives effect to the Merger under the purchase method of accounting in accordance with Accounting Standards Board Opinion No. 16. In the opinion of management, all significant adjustments necessary to reflect the effects of the Merger have been made. Included in the AAC II, LP Historical Balance Sheet are two communities which will not be acquired by United Dominion.

The Unaudited Consolidated Pro Forma Combined Balance Sheet is presented for comparative purposes only and is not necessarily indicative of what the actual combined financial position of United Dominion and AAC would have been at September 30, 1998, nor does it purport to represent the future combined financial position of United Dominion and AAC. This Unaudited Consolidated Pro Forma Combined Balance Sheet should be read in conjunction with, and is qualified in its entirety by, the historical financial statements and notes thereto of United Dominion included in its Annual Report on Form 10-K for the year ended December 31, 1997, its Quarterly Report on Form 10-Q for the nine months ended September 30, 1998 and the pro forma financial statements and notes thereto of United Dominion's Form 8-K dated May 28, 1998 as filed with the Securities and Exchange Commission on October 19, 1998.

                       UNITED DOMINION REALTY TRUST, INC.
             UNAUDITED CONSOLIDATED PRO FORMA COMBINED BALANCE SHEET
                               September 30, 1998
                      (In thousands, except for share data)




                                                United                                          Pro Forma            United
                                               Dominion        AAC II, LP     AAC II, Inc.        Merger            Dominion
                                              Historical       Historical      Historical       Adjustments         Pro Forma
                                                  (A)             (B)              (C)              (D)              Combined
                                             --------------   -------------   --------------   --------------      -------------

   ASSETS

   Real estate owned:
      Real estate held for investment        $   2,918,192    $    687,854    $                $     90,022  (E)   $ 3,696,068
         Less: accumulated depreciation           (269,659)        (37,197)                          37,197  (E)      (269,659)
                                             --------------   -------------   --------------   --------------      -------------
                                                 2,648,533         650,657                0         127,219          3,426,409
      Real estate under development                 76,011                                                              76,011
      Real estate held for disposition             105,350                                                             105,350
   Investment in AAC II, LP                                                         165,835        (165,835) (F)            --
   Cash and cash equivalents                        28,485           9,015                             (187) (G)        37,313
   Other assets                                     68,301          19,400           17,411         (20,657) (H)        84,455
                                             --------------   -------------   --------------   --------------      -------------
      Total assets                           $   2,926,680    $    679,072    $     183,246    $    (59,460)       $ 3,729,538
                                             ==============   =============   ==============   ==============      =============

   LIABILITIES AND SHAREHOLDERS' EQUITY

   Notes payable-secured                     $     646,718    $    465,712 $         19,572    $    (21,412) (I)   $ 1,110,590
   Notes payable-unsecured                         902,180                                           75,066  (J)       977,246
   Distributions payable to common and
   preferred shareholders                           30,181                                                              30,181
   Accounts payable, accrued expenses
   and other liabilities                            82,888          15,773               65             (52) (K)        98,674
                                             --------------   -------------   --------------   --------------      -------------
      Total liabilities                          1,661,967         481,485           19,637          53,602          2,216,691

   Minority interest                                45,164           5,723                           67,411  (L)       118,298

   Shareholders' equity:
      Preferred stock, no par value;
      $25 liquidation preference,
        25,000,000 shares authorized;
         4,200,000 shares 9.25% Series
         A Cumulative Redeemable                   105,000                           85,000         (85,000) (M)       105,000
         6,000,000 shares 8.60% Series
         B Cumulative Redeemable                   150,000                                                             150,000
         8,000,000 shares 7.50% Series
         D Convertible                                                                              175,000  (M)       175,000
         103,206,581 shares issued and
         outstanding                               103,207                                9              (9) (M)       103,207
      Additional paid-in capital                 1,084,331                           67,312         (67,312) (M)     1,084,331
      Notes receivable from employee-
      shareholders                                  (8,124)                                                             (8,124)
      Distributions in excess of net
      income                                      (214,865)                          11,288         (11,288) (M)      (214,865)
      Partners capital                                             191,864                         (191,864) (M)            --
                                             --------------   -------------   --------------   --------------      -------------
      Total shareholders' equity                 1,219,549         191,864          163,609        (180,473)         1,394,549
                                             --------------   -------------   --------------   --------------      -------------
      Total liabilities and shareholders'
      equity                                 $   2,926,680    $    679,072    $     183,246    $    (59,460)       $ 3,729,538
                                             ==============   =============   ==============   ==============      =============


                       UNITED DOMINION REALTY TRUST, INC.
        NOTES TO UNAUDITED CONSOLIDATED PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1998
            (Amounts in thousands, except per share and OP Unit data)


(A)   Represents  United  Dominion's   Historical   Consolidated  Balance  Sheet
      contained in its Quarterly Report on Form 10-Q at September 30, 1998.

(B) Represents the AAC II, LP Historical Balance Sheet at September 30, 1998. Certain reclassifications have been made to AAC II, LP's Historical
      Balance Sheet at September 30, 1998 to conform to United Dominion's balance sheet presentation.

(C) Represents the AAC II, Inc. Historical Balance Sheet at September 30, 1998. Certain reclassifications have been made to AAC II, Inc.'s Historical Balance Sheet at September 30, 1998 to conform to United Dominion's balance sheet presentation.

(D) Represents adjustments to record the Merger in accordance with the purchase method of accounting, based upon an assumed purchase price of $802.9 million, as follows (in thousands of dollars):


      Assumption of AAC secured notes payable                                   $ 451,497
      Adjustment to record AAC fixed-rate secured notes payable at fair value      12,375
      Issuance of Series D Convertible  Preferred  Stock, at fair value           175,000
      Issuance of 5,614,035 OP Units, at fair value                                67,411
      Assumption of AAC liabilities and minority interest                          21,508
      Cash  paid to AAC  Partners                                                  57,316
      Merger  costs  (See calculation below)                                       13,435
      Net asset value**                                                             4,316
                                                                                ---------
                                                                                $ 802,858
                                                                                =========



      The following is a calculation of the fees and other expenses related to the Merger (in thousands of dollars):

      Advisory fees                                                   $   9,804
      Loan assumption fees                                                2,105
      Legal and accounting costs                                          1,113
      Recording costs                                                       110
      Other                                                                 303
                                                                      ---------
                                                                      $  13,435
                                                                      =========

      ** Pursuant to the Merger Agreement, if the Net Asset Value (as defined in the Merger Agreement) is greater than $336.5 million, then the aggregate consideration will be increased by the difference between the $336.5 million and the Net Asset Value, as calculated.

(E) Increase of $127.2 million in the book value of AAC's real estate assets based upon United Dominion's assumed purchase price of $802.9 and the adjustment to eliminate AAC's historical accumulated depreciation as follows (in thousands of dollars):


      Purchase price (See note (D))                                                     $802,858
      Less basis of AAC's assets assumed:
            Real estate held for investment                               687,854
            Cash and cash equivalents                                       8,829
            Investment in Joint Venture                                     2,342
            Other assets (see Note (H))                                    13,811        712,836
                                                                      ------------       -------

      Pro forma adjustment                                                                90,022
      AAC historical accumulated depreciation                                             37,197
                                                                                         -------
      Total pro forma adjustment to real estate held for investment                     $127,219
                                                                                         =======



(F) Represents the elimination of AAC II, Inc's investment in AAC II, L.P which was not consolidated by AAC II, Inc. in its September 30, 1998 Historical Balance Sheet as AAC II, Inc. accounts for its investment in AAC II, LP under the equity method of accounting. Pursuant to the Merger Agreement, United Dominion issued Preferred Stock and cash in exchange for AAC II, Inc.'s 79.1% interest in AAC II, LP.


(G) Represents the elimination of cash included in the AAC II, L.P. Historical Balance Sheet related to two communities which United Dominion did not acquire in connection with the Merger.

(H) To adjust the historical basis of AAC's other assets in the aggregate amount of $20,657, which was eliminated in connection with the Merger. These assets consist primarily of deferred financing costs and related party receivables.

(I) Represents the following adjustments to notes payable: (i) the $12,375 premium required to adjust the AAC notes payable to estimated fair value,
      (ii) the elimination of two notes payable aggregating $14,215 securing two communities included in the AAC II LP Historical Balance Sheet that will not be acquired by United Dominion in connection with the Merger and (iii) the elimination of the $19,572 AAC II, Inc. note payable which was paid off by the prior owners of AAC with proceeds from the Merger.

(J) United Dominion issued debt in November 1998, prior to the effective date of the Merger on December 7, 1998. Proceeds of $75,066 from the debt issuance were used to fund the following costs in connection with the Merger (in thousands of dollars):

      Cash portion of purchase price                        $     57,315
      Merger costs (See Note (D))                                 13,435
      Net asset value (See Note (D))                               4,316
                                                                 -------
                                                            $     75,066
                                                                 =======

(K) Represents the adjustment to eliminate other liabilities included in the AAC II, L.P. Historical Balance Sheet related to two communities which United Dominion did not acquire in connection with the Merger.

(L) Adjustment to record the fair value of 5,614,035 OP Units which were issued in connection with the Merger. Pursuant to the Partnership Exchange Agreement, each OP Unit is convertible into one share of United Dominion common stock at a price of $14.25 per Unit. The fair value of the OP Units is estimated at a value of $12 per Unit.

(M) To adjust AAC's shareholders' equity to reflect the issuance of 8,000,000 shares of United Dominion Series D Convertible Preferred Stock and cash in exchange for all of AAC's outstanding common and preferred stock as follows (in thousands of dollars):


                                       Preferred       Common     Additional      Accumulated    Partners
                                         Stock         Stock    Paid-in Capital     Deficit       Capital       Total
                                     ------------------------------------------------------------------------------------

Issuance of Series D
   Convertible Preferred Stock        $ 175,000                                                               $  175,000

AAC II, LP  Historical
   Shareholders' Equity                                                                         $ (191,864)   $ (191,864)

AAC II, Inc. Historical
   Shareholders' Equity                 (85,000)      $  (9)        (67,312)       $ (11,288)                 $ (163,609)
                                    --------------------------------------------------------------------------------------
      Pro forma adjustment            $  90,000       $  (9)      $ (67,312)      $  (11,288)   $ (191,864)   $ (180,473)
                                    ======================================================================================

                       UNITED DOMINION REALTY TRUST, INC.
       UNAUDITED CONSOLIDATED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997
                 AND THE NINE MONTHS ENDED SEPTEMBER 30, 1998


BASIS OF PRESENTATION

The Unaudited Consolidated Pro Forma Combined Statements of Operations for the twelve months ended December 31, 1997 and the nine months ended September 30, 1998 are presented as if the Merger had occurred on January 1, 1997. The Unaudited Consolidated Pro Forma Combined Statements of Operations give effect to the Merger under the purchase method of accounting in accordance with Accounting Standards Board Opinion No. 16, and the combined entity qualifying as a REIT, distributing at least 95% of its taxable income, and therefore, incurring no federal income tax liability for the periods presented. In addition to the Merger, the column titled "Previously Reported Transactions" is presented as if the following acquisitions occurred on January 1, 1997: (i) 39 apartment communities with 7,550 apartment homes owned by ASR Investment Corporation that were merged with and into a wholly-owned subsidiary of the United Dominion, in a statutory merger on March 27, 1998, (ii) the 1998 acquisitions of 13 communities containing 4,318 apartment homes for an aggregate purchase price of approximately $144.0 million, including closing costs and (iii) the 1997 acquisition of 17 communities containing 5,394 apartment homes for an aggregate purchase price of approximately $218.5 million, including closing costs (See Note (A) to the Unaudited Consolidated Pro Forma Combined Statements of Operations). In the opinion of management, all adjustments necessary to reflect the effects of these transactions have been made.


The Unaudited Consolidated Pro Forma Combined Statements of Operations are presented for comparative purposes only and are not necessarily indicative of what United Dominion Consolidated actual results would have been for the year ended December 31, 1997 and the nine months ended September 30, 1998 if the Merger and other acquisitions had occurred at the beginning of each period presented, nor do they purport to be indicative of the results of operations in future periods. The Unaudited Consolidated Pro Forma Combined Statements of Operations should be read in conjunction with, and are qualified in their entirety by, the historical financial statements and notes thereto of United Dominion included in its Annual Report on Form 10-K for the year ended December 31, 1997, its Quarterly Report on Form 10-Q for the nine months ended September 30, 1998 and the pro forma financial statements and notes thereto of United Dominion's Form 8-K dated May 28, 1998 as filed with the Securities and Exchange Commission on October 19, 1998.

                       UNITED DOMINION REALTY TRUST, INC.
       UNAUDITED CONSOLIDATED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                                             Previously
                                                                                                              Reported
                                                                           United          Previously       Transactions
                                                                          Dominion          Reported         Pro Forma
                                                                         Historical       Transactions      Adjustments
                                                                             (A)              (B)               (C)
                                                                        --------------   ---------------   ---------------
Revenues
     Rental income                                                      $     386,672     $      74,829     $      15,240
     Earnings from investments in real estate
     Interest and other non-property income                                     1,123               732              (162)
                                                                        --------------   ---------------   ---------------
                                                                              387,795            75,561            15,078

Expenses
    Rental  expenses:
        Utilities                                                              24,861             4,568             1,173
        Repairs and maintenance                                                54,607             8,739             2,018
        Real estate taxes                                                      30,961             6,569             1,693
        Property management                                                    12,203             3,127              (654)
        Other rental expenses                                                  41,099            10,599             1,689
    Real estate depreciation                                                   76,688             6,335            10,872
    Interest                                                                   79,004             9,642            19,096
    General and administrative                                                  7,075             3,114            (2,487)
    Acquisition related expenses                                                                  6,684
    Other depreciation and amortization                                         2,084               412                 -
    Impairment loss on real estate held for disposition                         1,400
                                                                        --------------   ---------------   ---------------
                                                                              329,982            59,789            33,400

Income from gains on sales of mortgage assets                                                    17,213           (17,213)

Income before gains on sales of investments,
    minority interest and extraordinary items                                  57,813            32,985           (35,535)
Gains on sales of investments                                                  12,664               474
                                                                        --------------   ---------------   ---------------
Income before minority interest and extraordinary item                         70,477            33,459           (35,535)
Minority interest                                                                (278)             (355)           (1,272)
                                                                        --------------   ---------------   ---------------
Income before extraordinary item                                               70,199            33,104           (36,807)
Extraordinary items-early extinguishment of debt                                  (50)
                                                                        --------------   ---------------   ---------------
Net income                                                                     70,149            33,104           (36,807)
Dividends to preferred shareholders                                           (17,345)
                                                                        --------------   ---------------   ---------------
Net income available to common shareholders                                    52,804            33,104           (36,807)
                                                                        ==============   ===============   ===============

Basic earnings per common share                                         $        0.61
                                                                        ==============
Diluted earnings per common share                                       $        0.60
                                                                        ==============

Distributions declared per common share                                 $        1.01
                                                                        ==============

Weighted average number of common shares-basic                                 87,145                              8,340


Weighted average number of common shares-diluted                               87,339                             11,024







                                                                                                                   Adjustments to
                                                                United Dominion                                         AAC
                                                                 Pre AAC Merger     AAC II, LP      AAC II, Inc.     Historical
                                                                   Pro Forma       Historical (D)  Historical (E)   Financials (F)
                                                                ---------------   --------------- ---------------  ---------------
Revenues
     Rental income                                               $     476,741     $      90,444
     Earnings from investments in real estate                                                             14,360
     Interest and other non-property income                              1,693             6,969             264          (1,957)
                                                                ---------------   --------------- ---------------  ---------------
                                                                       478,434            97,413          14,624          (1,957)

Expenses
    Rental  expenses:
        Utilities                                                       30,602             6,740
        Repairs and maintenance                                         65,364            10,200
        Real estate taxes                                               39,223             7,418                            (152)
        Property management                                             14,676             2,786
        Other rental expenses                                           53,387            11,710                             (74)
    Real estate depreciation                                            93,895            14,618                            (632)
    Interest                                                           107,742            30,292           3,054          (1,098)
    General and administrative                                           7,702             3,937             243
    Acquisition related expenses                                         6,684
    Other depreciation and amortization                                  2,496
    Impairment loss on real estate held for disposition                  1,400
                                                                ---------------   --------------- ---------------  ---------------
                                                                       423,171            87,701           3,297          (1,956)

Income from gains on sales of mortgage assets                                -

Income before gains on sales of investments,
    minority interest and extraordinary items                           55,263             9,712          11,327              (1)
Gains on sales of investments                                           13,138
                                                                ---------------   --------------- ---------------  ---------------
Income before minority interest and extraordinary item                  68,401             9,712          11,327              (1)
Minority interest                                                       (1,905)               16
                                                                ---------------   --------------- ---------------  ---------------
Income before extraordinary item                                        66,496             9,728          11,327              (1)
Extraordinary items-early extinguishment of debt                           (50)
                                                                ---------------   --------------- ---------------  ---------------
Net income                                                              66,446             9,728          11,327              (1)
Dividends to preferred shareholders                                    (17,345)
                                                                ---------------   --------------- ---------------  ---------------
Net income available to common shareholders                             49,101             9,728          11,327              (1)
                                                                ===============   =============== ===============  ===============

Basic earnings per common share                                 $         0.51
                                                                ===============
Diluted earnings per common share                               $         0.50
                                                                ===============

Distributions declared per common share                         $         1.01
                                                                ===============

Weighted average number of common shares-basic                          95,485


Weighted average number of common shares-diluted                        98,363






                                                                                       AAC                United
                                                                                    Pro Forma            Dominion
                                                                                      Merger             Pro Forma
                                                                                   Adjustments           Combined
                                                                                 ---------------     ---------------
Revenues
     Rental income                                                                                    $     567,185
     Earnings from investments in real estate                                          (14,360) (G)               -
     Interest and other non-property income                                               (264) (H)           6,705
                                                                                 ---------------     ---------------
                                                                                       (14,624)             573,890

Expenses
    Rental  expenses:
        Utilities                                                                                            37,342
        Repairs and maintenance                                                                              75,564
        Real estate taxes                                                                                    46,489
        Property management                                                                                  17,462
        Other rental expenses                                                                                65,023
    Real estate depreciation                                                              5,172 (I)         113,053
    Interest                                                                                972 (J)         140,962
    General and administrative                                                           (2,961)(K)           8,921
    Acquisition related expenses                                                                              6,684
    Other depreciation and amortization                                                                       2,496
    Impairment loss on real estate held for disposition                                                       1,400
                                                                                 ---------------     ---------------
                                                                                          3,183             515,396

Income from gains on sales of mortgage assets                                                                     -

Income before gains on sales of investments,
    minority interest and extraordinary items                                           (17,807)             58,494
Gains on sales of investments                                                                 0              13,138
                                                                                 ---------------     ---------------
Income before minority interest and extraordinary item                                  (17,807)             71,632
Minority interest                                                                        (1,342)(L)          (3,231)
                                                                                 ---------------     ---------------
Income before extraordinary item                                                        (19,149)             68,401
Extraordinary items-early extinguishment of debt                                                                (50)
                                                                                 ---------------     ---------------
Net income                                                                              (19,149)             68,351
Dividends to preferred shareholders                                                     (15,000) (M)        (32,345)
                                                                                 ---------------     ---------------
Net income available to common shareholders                                             (34,149)             36,006
                                                                                 ===============     ===============

Basic earnings per common share                                                                      $         0.38
                                                                                                     ===============
Diluted earnings per common share                                                                    $         0.38
                                                                                                     ===============

Distributions declared per common share                                                              $         1.01
                                                                                                     ===============

Weighted average number of common shares-basic                                                               95,485


Weighted average number of common shares-diluted                                         5,614  (N)         103,977


See accompanying notes.

                       UNITED DOMINION REALTY TRUST, INC.
        UNAUDITED CONSOLIDATED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)




                                                                                                   PREVIOUSLY
                                                                                                    REPORTED
                                                                              PREVIOUSLY          TRANSACTIONS       UNITED DOMINION
                                                      UNITED DOMINION          REPORTED            PRO FORMA         PRE AAC MERGER
                                                       HISTORICAL (A)      TRANSACTIONS (B)     ADJUSTMENTS (C)         PRO FORMA
                                                      ------------------   ------------------   -----------------   ----------------

  INCOME
       Rental income                                      $ 346,171            $  16,648           $  1,095           $   363,914
       Earnings from investments in real estate
       Interest and non-property income                       2,735                  252                                    2,987
                                                     --------------   ------------------   -----------------   ------------------
                                                            348,906               16,900               1,095              366,901

  EXPENSES
      Rental expenses:
          Utilities                                          19,204                  998                 52                20,254
          Repairs and maintenance                            45,107                1,712                 144               46,963
          Real estate taxes                                  29,802                1,610                 86                31,498
          Property management                                11,855                  564              (100)                12,319
          Other rental expenses                              37,241                2,561                 138               39,940
      Depreciation of real estate owned                      73,376                2,613                 770               76,759
      Interest                                               75,784                3,452               1,848               81,084
      General and administrative                              7,306                1,273                (993)               7,586
      Other depreciation and amortization                     2,434                  189                 (18)               2,605
                                                     --------------   ------------------   -----------------   ------------------
                                                            302,109               14,972               1,927              319,008
                                                     --------------   ------------------   -----------------   ------------------
  Income before gains on sales of investments,
      minority interest, and extraordinary item              46,797                1,928               (832)               47,893
  Gains on sales of investments                              20,474                                                        20,474
                                                     --------------   ------------------   -----------------   ------------------
  Income before minority interest and
     extraordinary item                                      67,271                1,928               (832)               68,367
  Minority interest                                          (1,200)                (363)              (405)              (1,968)
                                                     --------------   ------------------   -----------------   ------------------
  Income before extraordinary item                           66,071                1,565             (1,237)              66,399
  Extraordinary items                                          (116)              (7,053)             7,053                 (116)
                                                     --------------   ------------------   -----------------   ------------------
  Net income                                                 65,955               (5,488)             5,816               66,283
  Dividends to preferred shareholders                       (16,953)                                                     (16,953)
                                                     --------------   ------------------   -----------------   ------------------
  Net income available to common shareholders             $  49,002             $ (5,488)           $ 5,816            $  49,330
                                                     ==============   ==================   =================   ==================



  Basic earnings per common share                         $    0.50                                                     $   0.48
                                                     ==============                                             ==================

  Diluted earnings per common share                       $    0.50                                                     $   0.46
                                                     ==============                                             ==================


  Distributions declared per common share                 $  0.7875                                                     $ 0.7875
                                                      ==============


  Weighted average number of common shares
    outstanding-basic                                        98,786                                   3,961              102,747

  Weighted average number of common shares
    outstanding-diluted                                     101,352                                   5,313              106,665







                                                                                                                          AAC
                                                                                             ADJUSTMENTS TO            PRO FORMA
                                                      AAC II, LP            AAC II, INC.     AAC HISTORICAL             MERGER
                                                    HISTORICAL (D)         HISTORICAL (E)    FINANCIALS (F)           ADJUSTMENTS
                                                   ------------------     ----------------  ------------------     ---------------

  INCOME
       Rental income                                 $   80,245               $                $(1,614)              $
       Earnings from investments in real estate                                 11,341                                (11,341) (G)
       Interest and non-property income                   5,378                     13             (10)                   (13) (H)
                                                   ------------     ------------------    --------------     ------------------
                                                         85,623                 11,354          (1,624)               (11,354)

  EXPENSES
      Rental expenses:
          Utilities                                       6,188
          Repairs and maintenance                        10,587
          Real estate taxes                               5,973                                   (159)
          Property management                             2,264
          Other rental expenses                           7,892                                    (16)
      Depreciation of real estate owned                  13,213                                   (440)                 4,887 (I)
      Interest                                           26,652                    973            (769)                 1,866 (J)
      General and administrative                          4,632                    236                                 (4,331)(K)
      Other depreciation and amortization
                                                   ------------     ------------------    --------------     ------------------
                                                         77,401                  1,209          (1,384)                 2,422
                                                   ------------     ------------------    --------------     ------------------
  Income before gains on sales of investments,
       minority interest and extraordinary item           8,222                 10,145            (240)               (13,776)
  Gains on sales of investments
                                                   ------------     ------------------    --------------     ------------------
  Income before minority interest
       and extraordinary item                             8,222                 10,145            (240)               (13,776)
  Minority interest                                        (183)                                                       (1,849) (L)
                                                   ------------     ------------------    --------------     ------------------
  Income before extraordinary item                        8,039                 10,145            (240)               (15,625)
  Extraordinary items
                                                   ------------     ------------------    --------------     ------------------
  Net income                                              8,039                 10,145            (240)               (15,625)
  Dividends to preferred shareholders                                                                                 (11,250) (M)
                                                   ------------     ------------------    --------------     ------------------
  Net income available to common shareholders        $    8,039                $10,145          $ (240)            $  (26,875)
                                                   ============     ==================    ==============     ==================



  Basic earnings per common share


  Diluted earnings per common share



  Distributions declared per common share



  Weighted average number of common shares outstanding-basic

  Weighted average number of common shares
    outstanding-diluted                                                                                                 5,614 (N)







                                                        UNITED DOMINION
                                                           PRO FORMA
                                                           COMBINED
                                                       ------------------

  INCOME
       Rental income                                           $  442,545
       Earnings from investments in real estate                        --
       Interest and non-property income                             8,355
                                                       ------------------
                                                                  450,900

  EXPENSES
      Rental expenses:
          Utilities                                                26,442
          Repairs and maintenance                                  57,550
          Real estate taxes                                        37,312
          Property management                                      14,583
          Other rental expenses                                    47,816
      Depreciation of real estate owned                            94,419
      Interest                                                    109,806
      General and administrative                                    8,123
      Other depreciation and amortization                           2,605
                                                       ------------------
                                                                  398,656
                                                       ------------------
  Income before gains on sales of investments,
      minority interest and extraordinary item                     52,244
  Gains on sales of investments                                    20,474
                                                       ------------------
  Income before minority interest
     and extraordinary item                                        72,718
  Minority interest                                                (4,000)
                                                       ------------------
  Income before extraordinary item                                 68,718
  Extraordinary items                                                (116)
                                                       ------------------
  Net income                                                       68,602
  Dividends to preferred shareholders                             (28,203)
                                                       ------------------
  Net income available to common shareholders                 $    40,399
                                                       ==================



  Basic earnings per common share                            $      0.39
                                                       ==================

  Diluted earnings per common share                          $      0.40
                                                       ==================


  Distributions declared per common share                     $   0.7875



  Weighted average number of common shares
    outstanding-basic                                            102,747

  Weighted average number of common shares
    outstanding-diluted                                          112,279


                       UNITED DOMINION REALTY TRUST, INC.
               UNAUDITED NOTES TO CONSOLIDATED PRO FORMA COMBINED
                            STATEMENTS OF OPERATIONS
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997
            AND THE NINE MONTHS ENDED SEPTEMBER 30, 1998 (Amounts in
                  thousands, except per share and OP Unit data)

(A) Represents United Dominion's Historical Consolidated Statements of Operations contained in its Annual Report on Form 10-K for the twelve month period ended December 31, 1997 and its Quarterly Report on Form 10-Q for the nine month period ended September 30, 1998.

(B) Represents the actual results of operations of the following 1998 and 1997 acquisitions by United Dominion (collectively, the Previously Reported Transactions): (i) 39 apartment communities with 7,550 apartment homes owned by ASR Investment Corporation (ASR Merger) that were merged with and into a wholly-owned subsidiary of the United Dominion, in a statutory merger on March 27, 1998, (as previously reported on Form 8-K dated March 27, 1998 and subsequently amended on Form 8-K/A No.1 dated March 27, 1998 which was filed with the Securities and Exchange Commission on June 12,
      1998), (ii) a portfolio of three apartment communities (collectively the Tennessee Portfolio) acquired on January 9, 1998 which consists of The Trails at Kirby Parkway Apartments and The Trails at Mount Moriah Apartments (which run as one community under the name The Trails), and Cinnamon Trails Apartments (as previously reported on Form 8-K dated June 9, 1998 which was filed with the Securities and Exchange Commission on June 24, 1998), (iii) Dogwood Creek Apartments acquired on February 6, 1998 (as previously reported on Form 8-K dated June 9, 1998 which was filed with the Securities and Exchange Commission on June 24,
      1998), (iv) a portfolio of eight apartment communities (collectively the San Antonio Portfolio) acquired on April 16, 1998 which consists of Audubon Apartments, Carmel Apartments, Cimarron Apartments, Grand Cypress Apartments, Kenton Place Apartments, Peppermill Apartments, The Crest Apartments and Villages of Thousand Oaks Apartments (as previously reported on Form 8-K dated June 9, 1998 which was filed with the Securities and Exchange Commission on June 24, 1998), (v) Rancho Mirage Apartments acquired on May 28, 1998 (as previously reported on Form 8-K dated May 28, 1998 which was filed with the Securities and Exchange Commission on October 19, 1998), (vi) Crosswinds Apartments (formerly Tradewinds Apartments), Stoney Pointe Apartments (formerly Stoneybrooke Apartments) and Dominion Trinity Place Apartments, (formerly Trinity Place Apartments) acquired on February 28, 1997, (collectively the "Option Properties) (as previously reported on Form 8-K dated July 1, 1997 and subsequently amended on Form 8-K/A No. 1 dated July 1, 1997 which was filed with the Securities and Exchange Commission on September 15, 1997),
      (vii) Anderson Mill Oaks Apartments acquired on March 25, 1997, Oak
      Ridge Apartments (formerly Post Oak Ridge Apartments) acquired on March 27, 1997, Green Oaks Apartments (formerly Pineloch Apartments) and Skyhawk Apartments (formerly Seahawk Apartments) acquired on May 8, 1997, (collectively the "Texas Portfolio") (as previously reported on Form 8-K dated July 1, 1997 and subsequently amended on Form 8-K/A No. 1 dated
      July 1, 1997 which was filed with the Securities and Exchange Commission on September 15, 1997), (viii) a portfolio of five apartment communities containing 934 apartment homes acquired on July 1, 1997 (the "Florida Portfolio") which consist of Lakeside Apartments, Mallards of Brandywine Apartments, Lotus Landing Apartments , Orange Oaks Apartments and Forest Creek Apartments, (as previously reported on Form 8-K dated July 1, 1997 and subsequently amended on Form 8-K/A No. 1 dated July 1, 1997 which was filed with the Securities and Exchange Commission on September 15, 1997),
      (ix) a portfolio of four apartment communities (collectively the "Houston Portfolio") which consist of Greenhouse Patio Apartments (formerly
      Pecan Grove Apartments) and Braesridge Apartments acquired on
      September 26, 1997, Bammelwood Apartments acquired on October 30, 1997 and Camino Village Apartments acquired on November 20, 1997, (as previously reported on Form 8-K dated October 21, 1997 and subsequently amended on Form 8-K/A No. 1 dated October 21, 1997 which was filed with the Securities and Exchange Commission on December 31, 1997) and (x) Waterside at Ironbridge Apartments acquired on September 29, 1997, (as previously reported on Form 8-K dated October 21, 1997 and subsequently amended on Form 8-K/A No. 1 dated October 21, 1997 which was filed with the Securities and Exchange Commission on December 31, 1997). The acquisitions described in (i) through (x) above are shown in detail in United Dominion's Form 8-K dated May 28, 1998 as filed with the Securities and Exchange Commission on October 19, 1998.

(C) Represents the aggregate pro forma adjustments for United Dominion's 1998 and 1997 Previously Reported Transactions as described in Note B above. The pro forma adjustments for these acquisitions are shown in detail in United Dominion's Form 8-K dated May 28, 1998 as filed with the Securities and Exchange Commission on October 19, 1998.

(D) Represents the AAC II, LP Historical Consolidated Statement of Operations for the twelve months ended December 31, 1997 and the nine months ended September 30, 1998. Certain reclassifications have been made to AAC II, LP Historical Consolidated Statements of Operations to conform to United Dominion's presentation.

(E) Represents the AAC II, Inc. Historical Consolidated Statement of Operations for the twelve months ended December 31, 1997 and the nine months ended September 30, 1998. Certain reclassifications have been made to AAC II, Inc.'s Historical Consolidated Statements of Operations to conform to United Dominion's presentation.

(F) Represents the elimination of rental income and rental expenses related to the results of operations of two properties included in the AAC II, LP Historical Statements of Operations for the twelve months ended December 31, 1997 and the nine months ended September 30, 1998. Pursuant to the Merger Agreement, there are two properties that were not acquired by United Dominion in connection with the Merger.

(G) Represents the elimination of AAC II, Inc's equity earnings in AAC II, LP. Pursuant to the Merger Agreement, United Dominion issued Preferred Stock and cash in exchange for AAC II, Inc.'s 79.1% interest in AAC II, LP.


(H) Represents the elimination of other income included in AAC II, Inc's Historical Statements of Operations Operations for the twelve months ended December 31, 1997 and the nine months ended September 30, 1998. The other income is eliminated since this income will not have a continuing impact on the results of operations for the combined entity.

(I) Represents the estimated net increase in depreciation of real estate owned as a result of recording the AAC real estate at fair value versus historical cost and using United Dominion's depreciable lives. Depreciation is computed on a straight line basis over the estimated useful lives of the related assets which have an estimated weighted average useful life of approximately 27.6 years. Buildings have been depreciated over 35 years and other assets over 5, 10 or 20 years depending on the useful life of the related asset.

      Calculation of the fair value of depreciable real estate assets as of September 30, 1998 (in thousands of dollars):



            Purchase price                                                                $802,858
                  Less:
                  Purchase price allocated to cash and cash equivalents                      8,829
                  Purchase price allocated to other assets                                  13,811
                  Purchase price allocated to land                                         117,384
                  Purchase price allocated to investment in joint venture                    2,342
                                                                                           --------
            Pro forma basis of AAC's depreciable real estate held for investment
                  at fair value                                                           $660,492
                                                                                          ========


      Calculation of pro forma adjustment to depreciation of real estate owned for the twelve months ended December 31,1997 and the nine months ended September 30, 1998 (in thousands of dollars):


                                                               Twelve Months         Nine Months
                                                                   Ended                Ended
                                                             December 31, 1997 **   Sept.  30, 1998
                                                             -----------------      ---------------
      Depreciation expense based upon an estimated weighted
          average useful life of approximately 27.6 years         $ 19,790            $ 17,963
      Less: AAC's depreciation of real estate owned                (14,618)            (13,076)
                                                                  ---------           --------
            Pro forma adjustment                                  $  5,172            $  4,887
                                                                  =========           ========

      ** During the twelve months ended December 31, 1997, AAC acquired 17 communities throughout the period for an aggregate purchase price of $318 million. Consequently, the pro forma depreciation expense calculation for the twelve months ended December 31, 1997 is based upon AAC's average depreciable assets for the twelve months ended December 31, 1997 of $497,805, a proportionate increase of fair value of 9.6%.

(J) Represents the estimated net adjustment to interest expense for the twelve months ended December 31, 1997 and the nine months ended September 30, 1998 associated with the Merger, as follows (in thousands of dollars):


                                                                                    Twelve Months            Nine Months
                                                                                        Ended                   Ended
                                                                                   December 31, 1997       Sept, 30, 1998
                                                                                   -----------------       --------------
      To adjust amortization of AAC's deferred financing
          costs which will be eliminated in the  Merger                             $     (745)               $   (740)
      To reflect amortization of the adjustment required to
          record AAC's mortgage notes payable at fair value                             (1,406)                 (1,054)
      To eliminate  the  interest  expense  related to the $19,572  secured note payable on AAC II, Inc's  Historical  Balance  Sheet which was paid
         off by the prior owners of AAC with proceeds from the Merger                   (3,054)                   (973)
      To reflect interest expense associated with United
          Dominion's issuance of debt at a weighted
          average interest rate of  8.23%. (See Note J to the Consolidated
          Pro Forma Combined Balance Sheet)                                              6,177                   4,633
                                                                                    ----------                --------
                  Pro forma adjustment                                              $      972                $  1,866
                                                                                    ==========                ========


(K) Reflects the net estimated reduction of general and administrative expenses of $2,961 and $4,331 for the twelve months ended December 31, 1997 and the nine months ended September 30, 1998, respectively, based
      upon  the  identified   historical   costs  of  certain  items  which
      were eliminated or reduced as a result of the Merger, as follows (in thousands of dollars):



                                                                                    Twelve Months               Nine Months
                                                                                        Ended                     Ended
                                                                                   December 31, 1997          Sept. 30, 1998
                                                                                   -----------------          --------------

      Net reduction in salary, benefits,  severance and other compensation due to the termination of AAC employees prior to the Merger in
         accordance with the Merger Agreement                                          $   2,809                  $4,212
      Net reduction in office rent as a result of the Merger                                 152                     119
                                                                                       ---------                  ------
                     Pro forma adjustment                                              $   2,961                  $4,331
                                                                                       =========                  ======


(L) Reflects the increase in minority interest expense assuming the consummation of the Merger on January 1, 1997. A percentage of net income was allocated to Minority Interest representing interests not owned by United Dominion. The pro forma allocation to Minority Interest is based upon the percentage estimated to be owned by such Minority Interests as a result of the Merger. In connection with the Merger Agreement, United Dominion Realty, LP will issue 5,614,035 OP Units to the Limited Partners in exchange for their 20.9% interest in AAC II, LP. As a result, the pro forma weighted average OP Units outstanding, including the pro forma effect of the Merger (as a percentage of all common stock and Operating Partnership Units) was 8.28% and 8.42% for and the twelve months ended December 31, 1997 and the nine months ended September 30, 1998, respectively.

      The Minority Interest ownership in United Dominion is calculated as follows (Shares and OP Units in thousands):


                                                                       Twelve Months        Nine Months
                                                                           Ended                Ended
                                                                     December 31, 1997     Sept. 30, 1998
                                                                     -----------------     --------------
      United Dominion historical weighted average common
         shares outstanding                                                87,145              98,786
      Common shares issued in connection with the Previously
        Reported Transactions                                               8,340               3,961
                                                                            -----            ---------
            Total pro forma weighted average common shares                 95,485             102,747

      United Dominion historical weighted average
         OP Units outstanding                                                 317               2,482
      OP Units issued in connection with the Previously
        Reported Transactions                                               2,684               1,352
      OP Units issued in connection with the Merger                         5,614               5,614
                                                                            -----               -----
            Total pro forma weighted average OP Units                       8,615               9,448

      Total weighted average common shares and OP Units                   104,100             112,195

      Pro forma Minority Interest ownership of United Dominion's
            Operating Partnership                                            8.28%               8.42%

(M) Reflects the increase in dividends to preferred shareholders of $15,000 and $11,250 for the twelve months ended December 31, 1997 and the nine months ended September 30, 1998. Based upon the Merger Agreement, United Dominion issued 8,000,000 shares of 7.5% Convertible Preferred Stock (Preferred Stock) for an aggregate stated value of $200 million to AAC II, Inc. in exchange for their 79.1% interest in AAC II, LP.

(N) Represents the adjustment to United Dominion's weighted average number of common shares outstanding to reflect the Merger as if it had occurred on January 1, 1997. In connection with the Merger, United Dominion Realty, LP issued 5,614,035 OP Units to the AAC Limited Partners in exchange for their 20.9% ownership interest in AAC, which are included in diluted earnings per share.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          UNITED DOMINION REALTY TRUST, INC.


Date: January 20, 1999                     /s/ Robin R. Flanagan
     -----------------                     ------------------------------
                                           Robin R. Flanagan, Assistant Vice
                                              President and Chief Accounting
                                              Officer